CUSTODY AGREEMENT
Between First Investors Funds listed below and The Bank of New York Mellon (formerly
The Bank of New York)

EXHIBIT A

(Effective as of January, 25, 2019)

First Investors Income Funds
First Investors Cash Management Fund
First Investors Floating Rate Fund
First Investors Fund For Income
First Investors International Opportunities Bond Fund
First Investors Investment Grade Fund
First Investors Limited Duration Bond Fund
First Investors Strategic Income Fund

First Investors Equity Funds
First Investors Covered Call Strategy Fund
First Investors Equity Income Fund
First Investors Global Fund
First Investors Growth & Income Fund
First Investors Hedged U.S. Equity Opportunities Fund
First Investors International Fund
First Investors Opportunity Fund
First Investors Premium Income Fun
First Investors Select Growth Fund
First Investors Special Situations Fund
First Investors Total Return Fund

First Investors Tax Exempt Funds
First Investors Tax Exempt Income Fund
First Investors Tax Exempt Opportunities Fund
First Investors California Tax Exempt Fund
First Investors New Jersey Tax Exempt Fund
First Investors New York Tax Exempt Fund
First Investors Oregon Tax Exempt Fund

First Investors Life Series Funds
First Investors Life Series Covered Call Strategy Fund
First Investors Life Series Equity Income Fund
First Investors Life Series Fund For Income
First Investors Government Cash Management Fund
First Investors Life Series Growth & Income Fund

First Investors Life Series International Fund
First Investors Life Series Investment Grade Fund
First Investors Life Series Limited Duration Bond Fund
First Investors Life Series Opportunity Fund
First Investors Life Series Select Growth Fund
First Investors Life Series Special Situations Fund
First Investors Life Series Total Return Fund

EACH OPEN-END MANAGEMENT INVESTMENT COMPANY OR SERIES THEREOF IDENTIFIED AS A PARTY TO THE AGREEMENT ON THIS EXHIBIT A		THE BANK OF NEW YORK MELLON

By:	/s/ Joseph I. Benedek	By:
Name:	Joseph I. Benedek	Name:
Title:	Treasurer	Title:
Date:	January 25, 2019	Date: